UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.)

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
☐	Confidential for Use of the Commission Only (as permitted by Rule 14s-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Target Hospitality Corp.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11

Supplement Dated April 22, 2025

To the Proxy Statement Dated April 8, 2025

For the 2025 Annual Meeting of Stockholders

To be held May 22, 2025

Explanatory Note

On April 8, 2025, Target Hospitality Corp. (“Target Hospitality”) filed a definitive proxy statement (the “Proxy Statement”) with the Securities and Exchange Commission in connection with Target Hospitality’s 2025 Annual Meeting of Stockholders, to be held on May 22, 2025. This supplement (the “Supplement”) is being filed to correct the inadvertent omission of certain information under the heading “What am I voting on, how many votes are required to elect directors and approve the other proposals, and how does the board recommend that I vote?”, which should have been included on pg. 75 of the Proxy Statement. The “What am I voting on, how many votes are required to elect directors and approve the other proposals, and how does the board recommend that I vote?” section is below in full and should be read in conjunction with the Proxy Statement. No other changes have been made to the Proxy Statement, or the matters to be considered by Target Hospitality’s stockholders at the annual meeting, and this Supplement has not been updated to reflect events occurring subsequent to the filing of the Proxy Statement.

Capitalized terms used but not otherwise defined in this Supplement have the meanings assigned to such terms in the Proxy Statement. This Supplement is being filed with the Securities and Exchange Commission and is first being made available to the Company's stockholders on or about April 22, 2025.

WHAT AM I VOTING ON, HOW MANY VOTES ARE REQUIRED TO ELECT DIRECTORS AND APPROVE THE OTHER PROPOSALS, AND HOW DOES THE BOARD RECOMMEND THAT I VOTE?

Proposal No. 1: Elect as directors the six nominees named in the proxy statement

As there are six nominees for the six seats up for election, each nominee will be elected as a director if she or he receives a plurality of the total votes cast “FOR” her or his election as a director at the Annual Meeting. Any abstentions or broker non-votes are not counted as votes cast either “FOR” or “WITHHELD” with respect to a director’s election and will have no effect on the election of directors.

The Board recommends a vote FOR the election of each nominee as a director.

Proposal No. 2: Ratify the appointment of EY as our independent registered public accounting firm for the year ending December 31, 2025

Ratification of the appointment of EY as our independent registered public accounting firm for the year ending December 31, 2025 requires the affirmative vote of a majority of the shares present or represented by proxy at the Annual Meeting and entitled to vote on the matter. Abstentions will be the equivalent of a vote “AGAINST” Proposal No. 2. Because the ratification of the selection of our independent registered public accounting firm is considered a “routine” item, brokerage firms may vote in their discretion on Proposal 2 on behalf of beneficial owners who have not furnished voting instructions before the date of the Annual Meeting.

The Board recommends a vote FOR the ratification of EY’s appointment.

Proposal No. 3: Approve, on an advisory basis, the compensation of our Named Executive Officers

The Board and the Compensation Committee will consider the majority of the votes cast “FOR” the proposal at the Annual Meeting as approval, on an advisory basis, of the compensation paid to our Named Executive Officers as described in this Proxy Statement. Abstentions will be the equivalent of a vote “AGAINST” Proposal No. 3. Broker non-votes are not considered votes cast and will have no effect on the results of this proposal.

The Board recommends a vote FOR the approval of the compensation of our Named Executive Officers.

Proposal No. 4: Approve the Second Amendment to the Incentive Plan

Approval of the Amended Incentive Plan requires the affirmative vote of a majority of the shares present or represented by proxy at the Annual Meeting and entitled to vote on the matter. Broker non-votes are not counted as votes cast either “FOR” or “AGAINST” with respect to the Amended Incentive Plan. An abstention with respect to the Amended Incentive Plan will have the same effect as a vote cast “AGAINST” the Amended Incentive Plan.

The Board recommends a vote FOR the Amended Incentive Plan.

Important Notice Regarding the Availability of Proxy Materials

For the Annual Meeting to be Held on May 22, 2025:

This Supplement, Target Hospitality’s notice of annual meeting, the Proxy Statement and Target Hospitality’s annual report to stockholders for the fiscal year ended December 31, 2024 are available at https://investors.targethospitality.com/.